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                                                                    EXHIBIT 4.12

                                                                  EXECUTION COPY


                            IXC COMMUNICATIONS, INC.

               7 1/4% JUNIOR CONVERTIBLE PREFERRED STOCK DUE 2007
                    (LIQUIDATION PREFERENCE $100 PER SHARE)

                               PURCHASE AGREEMENT


                                                                  March 25, 1997


CREDIT SUISSE FIRST BOSTON CORPORATION
   Eleven Madison Avenue
   New York, N.Y. 10010

DILLON, READ & CO. INC.
   535 Madison Avenue
   New York, NY 10022


Dear Sirs:

     1. Introductory. IXC Communications, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") 1,000,000 shares of its 7 1/4% Junior Convertible Preferred Stock Due 2007 (liquidation preference $100 per share) (the "Convertible Preferred Stock"). The Convertible Preferred Stock will be convertible into shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at the conversion price set forth in the Offering Circular dated March 25, 1997, subject to adjustment in accordance with the Certificate of Designation relating to the Convertible Preferred Securities (the "Certificate of Designation"). The Convertible Preferred Stock and the Common Stock issuable upon conversion of the Convertible Preferred Stock are collectively herein referred to as the "Offered Securities". The United States Securities Act of 1933 is herein referred to as the "Securities Act."

     The Company hereby agrees with the several Purchasers as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

     (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular and an offering circular relating to the Offered Securities, as both are supplemented as of the date of this Agreement, together with any other document


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approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for the statements in the preliminary offering circular regarding (i) payment in kind of approximately $6.5 million (as of December 31, 1996) of the dividends on the 10% Junior Series 3 Preferred Stock (the "Series 3 Preferred Stock") of the Company and (ii) the amount of Convertible Preferred Stock to be purchased by affiliates of the Company, which have been corrected in the Offering Circular (the "Corrected Statements"). The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b). Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Form 10-Q for the quarter ending on June 30, 1996, filed with the Securities and Exchange Commission (the "Commission") and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for forward looking statements contained in the liquidity and capital resources discussions in such Exchange Act Reports that have been superseded by the Offering Document. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and governmental) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

     (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and governmental) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified would not have Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the


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Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for the subsidiaries and liens listed on Schedule 2(c).

     (d) The Convertible Preferred Stock has been duly and validly authorized; and when the Convertible Preferred Stock has been delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), such Convertible Preferred Stock will be validly issued, fully paid and nonassessable and will conform, in all material respects, to the description thereof contained in the Offering Document; shares of Convertible Preferred Stock have been duly and validly authorized and reserved for issuance upon payment of dividends on the Convertible Preferred Stock in additional shares of Convertible Preferred Stock and when so issued will be fully paid and nonassessable; the issuance of the Offered Securities is not subject to preemptive or other similar rights.

     (e) When the Convertible Preferred Stock is delivered and paid for pursuant to this Agreement on the Closing Date, such Convertible Preferred Stock will be convertible into the shares of Common Stock ("Underlying Shares") of the Company in accordance with the terms of the Convertible Preferred Stock and the Certificate of Designation; the Underlying Shares initially issuable upon conversion of such Convertible Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Convertible Preferred Stock or the Underlying Shares.

     (f) Except as contemplated by this Agreement or as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

     (g) Except for the filing of a notice on Form D pursuant to Rule 503 under the Securities Act, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder, and such as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Offered Securities.

     (h) The execution, delivery and performance of the Registration Rights Agreement among the Company and the Purchasers dated the date hereof (the "Registration Rights


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Agreement") and this Agreement, and the issuance and sale of the Offered
Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over either of the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of either of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities to be sold by the Company as contemplated by this Agreement.

     (i) The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered, will conform in all material respects to the description thereof contained in the Offering Circular. The Registration Rights Agreement when validly executed and delivered by the Company will constitute a valid and binding obligation of the Company and will be enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principals and except as the right to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws.

     (j) This Agreement has been duly authorized, executed and delivered by the Company.

     (k) Except as disclosed in the Offering Document and on Schedule 2(k) the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (l) The Company and its subsidiaries possess adequate certificates, authorities or permits which have been issued by appropriate governmental agencies or bodies, necessary to conduct the business now operated by them, except for such certificates, authorities or permits where the lack thereof would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (m) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.


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     (n)  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (o) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     (p) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Registration Rights Agreement or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

     (q) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

     (r) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


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     (s)  The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), and the Company is not a closed-end investment company required to be registered, but not registered, thereunder; and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

     (t) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     (u) Assuming the accuracy of the representations of the Purchasers contained in Section 4, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Regulation D thereunder and Regulation S thereunder.

     (v) None of the Company, any of its affiliates or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     (w)  The Company is subject to Section 13 or 15(d) of the Exchange Act.

     (x) The Company and its subsidiaries are, and will remain, in compliance in all material respects with the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Communications Act"), and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

     (y) The Company has provided to the Purchasers a complete and accurate list of all licenses granted to the Company and its subsidiaries by the FCC (the "Licenses"). All of the Licenses are currently valid and in full force and effect except for Licenses that individually or in the aggregate would not have a Material Adverse Effect. Neither of the Company nor any of its subsidiaries have any knowledge of any investigation, notice of apparent liability,


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violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses.

     (z) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Company or any of its subsidiaries thereunder.

     (aa) The Company and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete in all material respects.

     (ab) Neither of the Company nor any of its subsidiaries have any reason to believe that any of the Licenses will not be renewed in the ordinary course.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.296 per share plus accumulated dividends (if any) from April 1, 1997 to the Closing Date (as hereinafter defined) the Convertible Preferred Stock set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price therefor the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A Securities") in the form of one permanent global security in definitive form (the "Restricted Global Security"), deposited with ChaseMellon Shareholder Services L.L.C. as custodian for the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. The Restricted Global Security shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Interests in the Restricted Global Security will be held only in book-entry form through DTC except in the limited circumstances described in the Offering Document.

     Notwithstanding the foregoing, any Offered Securities sold in reliance on Regulations S (the "Regulation S Securities") or to Accredited Investors (as hereinafter defined) pursuant to Section 4(c) shall be issued in definitive, fully registered form and shall bear the legend relating thereto set forth under "Transfer Restrictions" in the Offering Document, but shall be paid for in the same manner as any Offered Securities to be purchased by the Purchasers hereunder and to be offered and sold by them in reliance on Rule 144A under the Securities Act.

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     Payment for the Offered Securities shall be made by the Purchasers in
Federal (same day) funds by wire transfer to an account previously designated to CSFBC by the Company at a bank acceptable to CSFBC, at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019-7475 at 10:00 A.M. (New York time), on April 1, 1997, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to ChaseMellon Shareholder Services L.L.C. as custodian for DTC of the Restricted Global Security and to CSFBC of the Regulation S Securities and the Offered Securities sold to Accredited Investors (as hereinafter defined) representing in the aggregate all of the Offered Securities. The Offered Securities will be made available for checking at the offices of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

     4.  Representations and Agreements by Purchasers; Resale by Purchasers.

     (a) Each Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (b) Each Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S. In addition, each Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold, otherwise than as provided in the proceeding sentence, except pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities as part of their distribution at any time and in accordance with Regulation S or Rule 144A under the Securities Act ("Rule 144A") or, in the case of CSFBC or any other Purchaser authorized by CSFBC, to certain Accredited Investors in accordance with subsection (c). Accordingly, each Purchaser represents and agrees that neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A or a sale to an Accredited Investor in accordance with clause (c), such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons as part of their distribution at any time, except in accordance with Regulation S (or Rule 144A if available) under the Securities Act."


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Unless otherwise defined herein, terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) CSFBC and any other Purchaser authorized by CSFBC may offer and sell Offered Securities in definitive, fully registered form to a limited number of investors, each of which is reasonably believed by such Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), (4), (5),
(6) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (each, an "Accredited Investor"); provided that each such Accredited Investor executes and delivers to such Purchaser and the Company, prior to the consummation of any sale of Offered Securities to such Accredited Investor, a Purchaser's Letter in substantially the form attached hereto as Schedule C (a "Purchaser's Letter").

     (d) Each Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

     (e) Each Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (f) Each Purchaser represents and agrees that (i) it has not offered or sold and, prior to the date six months after the date of issue of the Offered Securities, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

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     5.  Certain Agreements of the Company.  The Company agrees with the several
Purchasers that:

     (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Purchaser's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

     (b) The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Company will furnish to CSFBC on the Closing Date three copies of the Offering Document signed on the cover page by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and upon request, to each other Purchaser) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

     (c) The Company will use its commercially reasonable efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided, however, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or jurisdiction if it is not otherwise required to be so qualified or to so file.

     (d) During the period of five years after the Closing Date, the Company will furnish to CSFBC and, upon request, to each other Purchaser, as soon as practicable after the end of each fiscal year, a copy of the Company's annual report to stockholders for such year; and


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the Company will furnish to CSFBC and, upon request, to each other Purchaser
(i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other publicly available information concerning the Company as CSFBC may reasonably request.

     (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each other Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act, other than the Trustees of General Electric Pension Trust or other affiliates who purchase Offered Securities from the Purchasers at the Closing Date) to, resell any of the Offered Securities that have been reacquired by any of them.

     (g) During the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act, and the Company is not, or will not be or become, a closed-end investment company required to be registered under the Investment Company Act.

     (h) The Company will pay all expenses incidental to the performance of the Company's obligations under this Agreement, including (i) all expenses in connection with the execution, issue, packaging and initial delivery of the Offered Securities, the preparation and printing of the Offered Securities, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities;
(ii) the cost of qualifying the Offered Securities for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market and any expenses incidental thereto; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; and (v) all expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by it) for all travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

     (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempted to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities; provided, however, that the provisions of this paragraph (i) shall not apply to the purchase of 300,000 shares of Convertible Preferred Stock to be purchased by the Trustees of General Electric Pension Trust and the purchase of 24,000 shares of Convertible Preferred Stock purchased by certain affiliates of the Company.

     (j) For a period of 90 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act covering the sale by the Company of, (a) any preferred stock or any other securities of the Company which are substantially similar to the Convertible Preferred Stock, (b) any shares of Common Stock of the Company or any other capital stock of the Company, or (c) any other securities which are convertible into, or exercisable or exchangeable for, preferred stock or such substantially similar securities of the Company, Common Stock or other capital stock of the Company, without the prior written consent of CSFBC, except the offer, sale, contract to sell, or other disposition of (i) the Convertible Preferred Stock, (ii) Common Stock issued or delivered upon conversion of the Convertible Preferred Stock, (iii) securities issued or delivered upon conversion, exchange or exercise of any other securities of the Company outstanding on the date of the Offering Document, (iv) capital stock and options of the Company issued pursuant to benefit or incentive plans maintained for its officers, directors, employees or persons providing services to the Company, or pursuant to a Company's dividend reinvestment plan, or (v) securities issued in connection with mergers, acquisitions or similar transactions. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by
Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     (k) In connection with the sale of the Offered Securities to the Purchasers, the Company will file the notice on Form D required by Rule 503 under the Securities Act within the time required by such Rule and otherwise in compliance with such Rule. A copy of such notice shall be furnished promptly to CSFBC.

     (l) The Company will cause each Offered Security to bear the legend set forth in the Offering Document until such legend shall no longer be necessary or advisable because the Offered Securities are no longer subject to the restrictions on transfer described therein.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the written statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP, in agreed form, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and stating to the effect that:

         (i) in their opinion the financial statements examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

         (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A) at March 21, 1997, there was any change in the capital stock or paid-in capital, increase in short-term indebtedness or long-term debt and capital lease obligations of the Company and its consolidated subsidiaries or any decreases in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown on the December 31, 1996 audited consolidated balance sheet included in the Offering Document; or

              (B) for the period from January 1, 1997 to March 21, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues, income from operations or in the total or per-share amounts of net income, or in the ratio of earnings to fixed charges and preferred stock dividends combined;

     except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

         (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered

Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

     (c) The Purchasers shall have received an opinion, dated the Closing Date, of Riordan & McKinzie, a Professional Law Corporation, counsel for the Company, substantially to the effect that (subject to customary assumptions and disclaimers and except that no opinion shall be given as to laws other than the laws of the State of California, the General Corporation Law of Delaware, and the U.S. Federal law):

         (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified or to be in good standing would not have a Material Adverse Effect;

         (ii) The Convertible Preferred Stock has been duly authorized and validly issued, and upon payment therefor will be fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; shares of Convertible Preferred Stock have been duly and validly authorized and reserved for issuance upon payment of dividends on the Convertible Preferred Stock in additional shares of Convertible Preferred Stock and when so issued will be fully paid and nonassessable; to their knowledge, the stockholders of the Company have no preemptive or other similar rights with respect to the Offered Securities; the Convertible Preferred Stock are convertible into Common Stock of the Company in accordance with their terms; the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Document; and to their knowledge the stockholders of the Company have no preemptive rights with respect to the Common Stock;

         (iii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act;

         (iv) Except for the filing of a notice on Form D pursuant to Rule 503 under the Securities Act, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company and the consummation of the transactions under the Registration Rights Agreement, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of the various states of the United States and of foreign jurisdictions in connection with the offer and sale of the Offered Securities;

         (v) The execution, delivery and performance of the Registration Rights Agreement and this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation or any order of any governmental agency or body or any court having jurisdiction over either of the Company or any subsidiary of the Company or any of their properties, any agreement or instrument listed as an exhibit to the Company's Annual Report on Form 10-K most recently filed with the Commission or listed as an exhibit to or filed with any subsequent reports filed by the Company under the Exchange Act through December 31, 1996, to which the Company or any such subsidiary is a party or by which either of the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and corporate authority to authorize, issue and sell the Offered Securities to be sold by the Company as contemplated by this Agreement;

         (vi) Such counsel have no reason to believe that the Offering Document, except for the Corrected Statements, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document;

         (vii) The descriptions in the Offering Document of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information purported to be described therein;

         (viii) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Offering Document; the Registration Rights Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and except that rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations;

         (ix) This Agreement has been duly authorized, executed and delivered by the Company;

         (x) Assuming the accuracy of the representations of the Purchasers contained in Section 4, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act.

         (xi) To the best of such counsel's knowledge, the Company and its subsidiaries are in compliance in all material respects with all material terms and conditions of each License and with all applicable and material rules, regulations and policies of the FCC pertaining to the Licenses.

         (xii) To the best of such counsel's knowledge, all of the Licenses are currently valid and in full force and effect, and there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses.

         (xiii) To the best of such counsel's knowledge, no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Company or any of its subsidiaries thereunder.

         (xiv) To the best of such counsel's knowledge, the Company and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act pertaining to the Licenses.

         (xv) To the best of such counsel's knowledge, there is no reason to believe that any of the Licenses will not be renewed in the ordinary course.

     The opinions set forth in clauses (iv) as applicable, (vii), as applicable,
(xi), (xii), (xiii), (xiv) and (xv) may be given by Reboul, McMurray, Hewit, Maynard & Kristol and Smithwick & Belendiuk, P.C., counsel to the Company on FCC matters.

     (d) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Purchasers may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) The Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements contained in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

     (f) The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

     (g) Simultaneously with the purchase of the Offered Securities by the Purchasers, the Trustees of General Electric Pension Trust shall fund by wire transfer to a specified account in the United States, as requested in writing by CSFBC, the purchase of 300,000 shares of Convertible Preferred Stock for an aggregate purchase price of $30,000,000.

     (h) The Purchasers shall have received copies of the executed undertakings from holders of shares of each of the Company's 10% Junior Series 3 Preferred Stock and the Company's Common Stock sufficient to approve an amendment to the Restated Certificate of Incorporation of the Company to provide that at any time, all accrued and unpaid dividends on the Convertible Preferred Stock may be paid with additional shares of Convertible Preferred Stock.

     (i) The Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designation for the Convertible Preferred Stock.

     The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or in the press release issued by the Company on March 17, 1997, attached hereto as Schedule D, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document if the Company had previously furnished copies thereof to such Purchaser and such Offering Document corrected such untrue statement or omission or alleged untrue statement or omission.

     (b) Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of the representations of such Purchaser contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legends and disclosure concerning over-allotments and stabilizing on the inside front cover page and under the caption "Plan of Distribution" and the statements under the caption "Risk Factors--Absence of Public Market for Convertible Preferred Stock" regarding the intention of the Purchasers to make a market in the Offered Securities.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection
(d) to contribute are several in proportion to their respective purchase obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. Default of Purchasers. If any Purchaser defaults in its obligation to purchase Offered Securities hereunder and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5(h) and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or faxed and confirmed to the Purchasers c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010, Attention: Investment Banking Department--Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or electronically transmitted and confirmed to it at 5000 Plaza on the Lake, Suite 200, Austin, Texas 78746, Attention: Chief Financial Officer, provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Purchaser.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                       Very truly yours,

                                       IXC COMMUNICATIONS, INC.


                                       By    /s/ JOHN J. WILLINGHAM
                                          ------------------------------------
                                          Name:  John J. Willingham
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION



By    /s/ J. PETER BECKETT
   ----------------------------------
   Name:  J. Peter Beckett
   Title: Director


DILLON, READ & CO. INC.



By    /s/ JOHN FREDERICK STECKEL
   ---------------------------------
   Name:  John Frederick Steckel
   Title: Vice President

                                   SCHEDULE A


 Purchasers                                         Number of Shares
 ----------                                         ----------------
 [S]                                                     [C]
 Credit Suisse First Boston Corporation                  850,000
 Dillon, Read & Co. Inc.                                 150,000
                                                       ---------
                                                       1,000,000
                                                       =========

                                   SCHEDULE B

                         Registration Rights Agreement

                                   SCHEDULE C

FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS

IXC Communications Inc.
500 Plaza on the Lake, Suite 200
Austin, TX 78746

Credit Suisse First Boston Corporation
Dillon, Read & Co. Inc.
c/o Credit Suisse First Boston
As Initial Purchasers
Eleven Madison Avenue
New York, NY 10010


         We are delivering this letter in connection with an offering of 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock") of IXC Communications, Inc., a Delaware corporation (the "Company").

         We hereby confirm that:

                 (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), (4), (5), (6) or (7) under the Securities Act of
         1933 (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
         (2), (3), (4), (5), (6) or (7) under the Securities Act (an
         "Accredited Investor");

                 (ii) (A) any purchase of any Convertible Preferred Stock by us will be for our own account or for the account of one or more other Accredited Investors or a fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution, described in Section
         3(a)(5)(A) of the Securities Act, that is acquiring Convertible Preferred Stock as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                 (iii) in the event that we purchase any of the Convertible Preferred Stock, we will acquire Convertible Preferred Stock having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

                 (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing any of the Convertible Preferred Stock;

                 (v) we are not acquiring the Convertible Preferred Stock with a view to distribution thereof or with any present intention of offering or selling any of the Convertible Preferred Stock, except inside the United States in accordance with Rule 144A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act, as provided below; provided, however, that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                 (vi) we have received a copy of the Offering Circular relating to the offering of the Convertible Preferred Stock and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Convertible Preferred Stock.

         We understand that the Convertible Preferred Stock is being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Convertible Preferred Stock and the shares of Common Stock issuable upon conversion thereof have not been and will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Convertible Preferred Stock, that if in the future we decided to offer, resell, pledge or otherwise transfer any of the Convertible Preferred Stock or the shares of Common Stock issuable upon conversion thereof, such Convertible Preferred Stock or Common Stock may be offered, resold, pledged or otherwise transferred only
(i) to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A (if available), (ii) in an offshore transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) to the Company, or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through
(v) above, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We agree to notify any purchaser, pledgee or transferee of such Convertible Preferred Stock or Common Stock of the restrictions referred to in clauses (i) through (v) above. We understand that the registrar and transfer agent for the Convertible Preferred Stock or the Common Stock, as applicable, will not be required to accept for registration or transfer any Convertible Preferred Stock or the Common Stock, as applicable, acquired by us except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Convertible Preferred Stock or Common Stock issuable upon conversion thereof acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

         We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Date:
      -------------------------------      -------------------------------------
                                                    (Name of Purchaser)


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Address:

                                   SCHEDULE D

                                 Press Release





                                      D-1